As filed with the Securities and Exchange
Commission on June 14, 2004                          Registration No. 333-______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C., 20549

                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                           METRETEK TECHNOLOGIES, INC.
              ----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Delaware                                         84-1169358
---------------------------------------                    ---------------------
    (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                              303 East 17th Avenue
                                    Suite 660
                             Denver, Colorado 80203
               ----------------------------------------------------
              (ADDRESS AND ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

              Metretek Technologies, Inc. 1998 Stock Incentive Plan
              ------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                  A. Bradley Gabbard, Executive Vice President
                           Metretek Technologies, Inc.
                         303 East 17th Avenue, Suite 660
                             Denver, Colorado 80203
                                 (303) 785-8080
 ------------------------------------------------------------------------------
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                               Paul R. Hess, Esq.
                    Kegler, Brown, Hill & Ritter Co., L.P.A.
                        65 East State Street, Suite 1800
                              Columbus, Ohio 43215
                                 (614) 462-5400

                         CALCULATION OF REGISTRATION FEE

      TITLE OF                   AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM    AMOUNT OF REGISTRATION
  SECURITIES TO BE               TO BE            OFFERING PRICE         AGGREGATE                 FEE
    REGISTERED                 REGISTERED           PER SHARE          OFFERING PRICE
-----------------------   -------------------    ----------------    ------------------   ----------------------
Common Stock, par value
$.01 per share(1)(2)      1,000,000 shares(2)    $        2.95 (3)   $ 2,950,000.00 (3)   $               373.77

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also registers such indeterminate number of additional shares of Common Stock and other securities that may be offered or issued under the Metretek Technologies, Inc. 1998 Stock Incentive Plan in connection with stock splits, stock dividends and similar transactions pursuant to the anti-dilution provisions of the Plan.

(2) Includes the related Preferred Share Purchase Rights to purchase shares of Series C Preferred Stock, par value $.01 per share, of Metretek Technologies, Inc. No separate consideration will be received for the Preferred Share Purchase Rights which, prior to the occurrence of certain prescribed events, are not exercisable, are evidenced by the certificates for Common Stock and are transferable only with the Common Stock. The value, if any, of the Preferred Share Purchase Rights is reflected in the market price of the Common Stock.

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act, upon the basis of the average of the high and low prices of the Common Stock as reported on the OTC Bulletin Board on June 9, 2004.

                        REGISTRATION OF ADDITIONAL SHARES
                                   PURSUANT TO
                              GENERAL INSTRUCTION E

      Metretek Technologies, Inc., a Delaware corporation (the "Registrant"), is filing this Registration Statement on Form S-8 to register the issuance of up to an additional 1,000,000 shares of Common Stock, par value $.01 per share, of the Registrant ("Common Stock") pursuant to the Metretek Technologies, Inc. 1998 Stock Incentive Plan (the "Plan") in accordance with General Instruction E to Form S-8. On June 12, 1998, the Registrant filed a Registration Statement on Form S-8 (File No. 333-56697) registering the issuance of 250,000 (as adjusted for a 1-for-4 reverse split of the Common Stock effected on July 6, 1998) shares of Common Stock pursuant to Plan. On March 10, 2000, the Registrant filed a Registration Statement on Form S-8 (File No. 333-32118) registering the issuance of an additional 500,000 shares of Common Stock pursuant to the Plan. On June 11, 2001, the Registrant filed a Registration Statement on Form S-8 (File No. 333-62714) registering the issuance of an additional 1,000,000 shares of Common Stock pursuant to the Plan. The securities registered under this Registration Statement are of the same class as other securities for which the aforementioned Registration Statements on Form S-8 relating to the same employee benefit plan are effective. Pursuant to General Instruction E of Form S-8, the contents of the aforementioned previously filed Registration Statements on Form S-8 are incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit No.    Description of Exhibit

4.1 Second Restated Certificate of Incorporation of Metretek Technologies, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, Registration No. 333-96369).

4.2            Amended and Restated By-Laws of Metretek Technologies, Inc.
               (Incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-8, Registration No. 333-62714.)

4.3 Metretek Technologies, Inc. 1998 Stock Incentive Plan, amended and restated as of June 14, 2004*

5.1            Opinion of Kegler, Brown, Hill & Ritter Co., L.P.A.*

23.1           Consent of Deloitte & Touche LLP*

23.2           Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (Included in
               Exhibit 5.1)

24.1 Powers of Attorney (Included in Signature Page of this Registration Statement)

--------------------
*Filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 14, 2004.

                                     METRETEK TECHNOLOGIES, INC.

                                     By: /s/ W. Phillip Marcum
                                         ---------------------------------------
                                         W. Phillip Marcum, President and
                                         Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, THAT each person whose signature appears below hereby constitutes and appoints W. Phillip Marcum, A. Bradley Gabbard and Paul R. Hess, and each of them, with full power to act without the joinder of others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                             Title                             Date
                 ---------                                             -----                             ----
/s/ W. Phillip Marcum                                 President, Chief Executive Officer and          June 14, 2004
------------------------------------------------      Director (Principal Executive Officer)
W. Phillip Marcum

/s/ A. Bradley Gabbard                                Executive Vice President, Chief Financial       June 14, 2004
------------------------------------------------      Officer, Treasurer and Director (Principal
A. Bradley Gabbard                                    Financial Officer)


/s/ Gary J. Zuiderveen                                Principal Accounting Officer, Controller        June 14, 2004
------------------------------------------------      and Secretary (Principal Accounting
Gary J. Zuiderveen                                    Officer)


/s/ Basil M. Briggs                                   Director                                        June 14, 2004
------------------------------------------------
Basil M. Briggs

/s/ Anthony D. Pell                                   Director                                        June 14, 2004
------------------------------------------------
Anthony D. Pell

/s/ Kevin P. Collins                                  Director                                        June 14, 2004
------------------------------------------------
Kevin P. Collins

                           METRETEK TECHNOLOGIES, INC.
                            1998 STOCK INCENTIVE PLAN
                    AMENDED AND RESTATED AS OF JUNE 14, 2004
                                    FORM S-8

                                  EXHIBIT INDEX

Exhibit No.    Description of Exhibit
-----------    ----------------------
4.1            Second Restated Certificate of Incorporation of Metretek
               Technologies, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, Registration
               No. 333-96369).

4.2            Amended and Restated By-Laws of Metretek Technologies, Inc.
               (Incorporated by reference to Exhibit 4.2 to Registrant's
               Registration Statement on Form S-8, Registration No. 333-62714.)

4.3 Metretek Technologies, Inc. 1998 Stock Incentive Plan, amended and restated as of June 14, 2004*

5.1            Opinion of Kegler, Brown, Hill & Ritter Co., L.P.A.*

23.1           Consent of Deloitte & Touche LLP*

23.2           Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (Included in
               Exhibit 5.1)

24.1           Powers of Attorney (Included in Signature Page of this
               Registration Statement)

--------------------
*Filed herewith.